UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 16, 2009
RTI International Metals, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Ohio
(State or Other Jurisdiction of Incorporation)

001-14437	52-2115953

(Commission File Number)	(IRS Employer Identification No.)

Westpointe Corporate Center One, 5th Floor 1550 Coraopolis Heights Road Pittsburgh, Pennsylvania	15108-2973

(Address of Principal Executive Offices)	(Zip Code)
(412) 893-0026
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On October 20, 2009, RTI International Metals, Inc. (the “Company”) issued a press release announcing a new operational management structure.
     On October 16, 2009, Michael C. Wellham resigned his positions as President and Chief Operating Officer of the Company and resigned from the Board of Directors of the Company. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
     Dawne S. Hickton, age 51, was appointed President of the Company by the Board of Directors on October 20, 2009. Ms. Hickton also currently serves as the Company’s Vice Chairman and Chief Executive Officer. Ms. Hickton was appointed Vice Chairman and Chief Executive Officer in April 2007. Prior thereto, she served as Senior Vice President and Chief Administrative Officer from July 2005, Secretary from April 2004, and Vice President and General Counsel from June 1997.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTI INTERNATIONAL METALS, INC.
Date: October 21, 2009	By:	/s/ Chad Whalen
		Name:	Chad Whalen
		Title:	Vice President, General Counsel & Secretary